Exhibit 99.1

PRESS RELEASE	Page 1 of 9

Contact:	Media Contact:
Andrew W. Hobson	Stephanie Pillersdorf / Brooke Gordon
Univision Communications Inc.	Sard Verbinnen & Co
201-287-4306	212-687-8080

UNIVISION ANNOUNCES 2009 FIRST QUARTER RESULTS

NEW YORK, NY, May 15, 2009 – Univision Communications Inc., the leading Spanish-language media company in the United States, today announced financial results for the first quarter ended March 31, 2009. For the first quarter of 2009, net revenue declined 12.0% to $410.3 million from $466.4 million in 2008 and adjusted operating income before depreciation and amortization1 increased 3.5% to $153.8 million in the first quarter of 2009 from $148.6 million in 2008.

Joe Uva, chief executive officer, said, “We continued to aggressively manage through the recessionary market conditions in the first quarter by diligently reducing costs across our business and maximizing efficiencies, while still investing in strategic opportunities that will be key to Univision’s long-term success. Given the current environment, we were pleased with our results and that we continued to outperform our English-language peers. We have already begun to see the impact of our success in signing multi-year retransmission agreements, which has created an entirely new built-in revenue stream for the Company.”

Uva continued, “We are also pleased with the feedback we have received from the upfront Partnership Forums we held across the country over the last several weeks. Our message that the U.S. Hispanic community can be a growth market for advertisers in the current environment is resonating among both new and existing clients, and the fact that the Univision Network continued to see strong audience growth in the first quarter only further underscores our unique positioning.”

The following tables set forth the Company’s unaudited financial performance for the three months ended March 31, 2009 and March 31, 2008 by segment:

Unaudited In millions	Three Months Ended March 31,
	Net Revenue		Adjusted Operating Income Before Depreciation and Amortization[1]
	2009	2008	2009	2008
Television	$336.3	$368.5	$145.1	$126.6
Radio	66.5	90.0	10.3	22.5
Interactive Media	7.5	7.9	(1.6)	(0.5)

Consolidated	$410.3	$466.4	$153.8	$148.6

[1]	The Company uses the key indicator of operating income before depreciation and amortization (“OIBDA”) to evaluate the Company’s operating performance, for planning and forecasting future business operations, and except as described below, for reporting under its bank credit agreement. This indicator is presented on an adjusted basis consistent with the definition in the Company's bank credit agreement governing its senior secured credit facilities to exclude certain expenses. However, the Company's key indicator of OIBDA excludes the benefit for certain income taxes which are included in calculating adjusted OIBDA under the Company's bank credit agreement. The bank credit agreement also allows the Company to make certain pro forma adjustments for purposes of calculating certain financial covenants, some of which would be applied to OIBDA. None of these pro forma adjustments are made to OIBDA for purposes other than reporting under the bank credit agreement. See Pages 5 through 6 for a reconciliation of non-GAAP (Generally Accepted Accounting Principles) terms and adjusted measures to the most directly comparable GAAP financial measure.

PRESS RELEASE	Page 2 of 9

TELEVISION HIGHLIGHTS

Univision Network

The following table sets forth the total primetime audience and ranking of the country’s leading broadcast and cable television networks for the first quarter 2009, as measured by Nielsen’s National People Meter (NPM):

	Total U.S. Primetime Network Audience
	1st Quarter 2009

Rank*	Network	Adult 18-34 Avg. Audience (000)	Adult 18-49 Avg. Audience (000)
1	FOX	2,378	5,362
2	ABC	1,564	3,537
3	NBC	1,489	3,529
4	CBS	1,340	3,880
5	Univision	1,179	2,100
6	TBS	623	1,099
7	USA	617	1,368
8	CW	525	911
9	TNT	448	989
10	MTV	397	509

Source: The Nielsen Company, NPM, (12/29/2008-03/29/2009). Live+SD data.

Primetime defined as M-Sa 8-11p, Su 7-11p.

*By Adults 18-34

For the first quarter of 2009, Univision was the #5 network in primetime among Adults 18-49 and Adults 18-34, attracting two times more Adult 18-49 viewers than the CW Network, as measured by Nielsen’s NPM. The Univision Network’s audience growth trajectory continued in primetime among all key demographics in the first quarter of 2009, as the Network increased viewership among Adults 18-34 by 1%, Adults 18-49 by 6% and Total Viewers 2+ by 13%, compared to first quarter last year. In addition, the Univision Network beat at least one or more of the major English-language broadcast networks – ABC, CBS, FOX, or NBC – on nearly 5 out of every 6 nights of the quarter (or 83% of the time) among Adults 18-34. In addition, the Univision Network was the #1 broadcast network in the country on 13 nights during the first quarter of 2009 as compared to 11 nights during the first quarter of last year.

Locally, during the 2009 first quarter, Univision stations were ranked as the #1 station in any language in primetime in Los Angeles, Miami, Houston, Dallas, Phoenix, Fresno and Bakersfield among Adults 18-34 and in Miami (tie), Houston, Fresno and Bakersfield among Adults 18-49. In total day, Univision stations were ranked as the #1 station in any language among Adults 18-34 in Los Angeles, Miami, Houston, Dallas, Phoenix, Sacramento and Fresno and among Adults 18-49 in Los Angeles, Miami, Houston, Phoenix and Fresno.

PRESS RELEASE	Page 3 of 9

TeleFutura Network

TeleFutura maintained its ranking as the #2 Spanish-language network during the first quarter 2009, behind only Univision, among Adults 18-49 and Adults 18-34 in both weekday early morning and daytime. TeleFutura increased its primetime audience by 5% among Total Viewers 2+ compared to the first quarter of last year. Compared to the previous quarter (fourth quarter 2008), TeleFutura saw significant growth, increasing its primetime audience by 16% among Adults 18-34 and by 13% among Adults 18-49, and growing its total day audience by 7% among Adults 18-34 and by 8% among Adults 18-49.

Locally, during the 2009 first quarter, TeleFutura stations out-delivered Telemundo to rank as the #2 Spanish-language stations during primetime among Adults 18-34 in Los Angeles, Phoenix, Sacramento and Austin, and among Adults 18-49 in Los Angeles, Phoenix and Sacramento. In total day, TeleFutura claimed the #2 Spanish-language station ranking among Adults 18-34 in Los Angeles, Houston (tie), Chicago (tie), San Antonio (tie), Phoenix, Sacramento and Austin and among Adults 18-49 in Los Angeles, Houston (tie), Chicago (tie), San Antonio (tie), Phoenix, San Francisco (tie) and Sacramento.

Galavisión Network

During the first quarter 2009, Galavisión maintained its ranking as the #1 Spanish-language cable network in ratings and distribution among Hispanic Adults 18-49 in total day and primetime. During the first quarter, Galavisión also out-delivered broadcast network Azteca America by 4% among Adults 18-49 and 13% among Adults 18-34 in total day. In addition, Galavisión’s news programs increased their viewership among Adults 18-49 by an average of 10% as compared to the first quarter last year.

RADIO HIGHLIGHTS

Throughout the first quarter 2009, Univision Radio posted solid ratings in the markets measured by the Arbitron diary method. For the Winter 2009 book, Univision Radio had the #1 ranked station among all Adults 25-54 (Hispanic and Non-Hispanic) in Phoenix, Fresno, Las Vegas and Puerto Rico. In addition, Univision Radio had the #1 ranked Spanish-language radio station among Adults 18-34 and Adults 25-54 in Miami, San Diego, Phoenix, Fresno, Las Vegas, San Antonio, and Puerto Rico. Univision Radio is not using Arbitron’s Personal People Meter (“PPM”) data in non-accredited PPM markets due to issues with the PPM measurement process and sample.

INTERACTIVE MEDIA HIGHLIGHTS

In the first quarter 2009, Univision.com was accredited by the Media Rating Council (MRC) for the fifth consecutive year, demonstrating its commitment to providing measurement accountability to its advertisers. According to its MRC Accredited Worldwide Traffic Analytics, ad impressions on Univision.com grew 13% in the first quarter, as compared to the same quarter last year. In addition, during the quarter average session duration was more than 13 minutes long – more than double the average session duration on other broadcast media sites, according to Nielsen NetRatings NetView. Also during the first quarter, Univision.com’s interactive coverage of “Premio lo Nuestro” resulted in the record traffic for the year, with more than 21 million page views the day after the show, according to Univision.com’s MRC Accredited Worldwide Traffic Analytics for March.

Univision Móvil also had a strong quarter, with page views on the Univision mobile website increasing 268% and visits growing 126% compared to the same quarter last year, according to the website’s developer and host Quattro Wireless. Univision Móvil launched its premium mobile soccer trivia product during the first quarter 2009.

PRESS RELEASE	Page 4 of 9

CONFERENCE CALL

Univision will review its quarter-end financial results in a conference call with the investment community on May 15, 2009, at 1:00 p.m. E.T. To participate in the conference call, please dial (888) 211-9951 fifteen minutes prior to the start of the call and provide the following passcode: 4642466. The call transcript will also be available on www.univision.net and the replay will be available beginning at 4:00 p.m. ET on May 15, 2009, through May 22, 2009. To access the playback, please dial (888) 203-1112 (within U.S.) or (719) 457-0820 (outside U.S.) and enter reservation number 4642466.

ABOUT UNIVISION

Univision Communications Inc. is the premier Spanish-language media company in the United States. Its operations include Univision Network, the most-watched Spanish-language broadcast television network in the U.S. reaching 96% of U.S. Hispanic Households; TeleFutura Network, a general-interest Spanish-language broadcast television network, which was launched in 2002 and now reaches 85% of U.S. Hispanic Households; Galavisión, the country’s leading Spanish-language cable network; Univision Television Group, which owns and operates 64 television stations in major U.S. Hispanic markets and Puerto Rico; Univision Radio, the leading Spanish-language radio group which owns and/or operates 67 radio stations in 16 of the top 25 U.S. Hispanic markets and 5 stations in Puerto Rico; and Univision Interactive Media, which includes http://www.univision.com, the premier Spanish-language Internet destination in the U.S., and Univision Móvil, the industry’s most comprehensive Spanish-language suite of mobile offerings. Univision Communications also has a 50% interest in TuTv, a joint venture formed to broadcast Televisa’s pay television channels in the U.S. Univision Communications has television network operations in Miami and television and radio stations and sales offices in major cities throughout the United States.

For more information, please visit www.univision.net.

Safe Harbor

This document contains forward-looking statements that involve risks and uncertainties, including those relating to the Company’s future success and growth. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include: any impact of the economic crisis on our business and financial condition, including reduced advertising revenue; failure to service our debt; inability to comply with our bank credit agreement governing our senior secured credit facilities, including financial covenants and ratios; cancellation, reductions or postponements of advertising; write downs of the carrying value of assets due to impairment; inability to realize the full value of our intangible assets; failure of our new or existing businesses to produce projected revenues or cash flows; our reliance on Televisa for a significant amount of our network programming; failure to obtain the benefits expected from cross-promotion of media; regional downturns in economic conditions in those areas where our stations are located; possible strikes or other union job actions; changes in the rules and regulations of the FCC; failure to reach agreement with cable operators on acceptable “retransmission consent” terms; a decrease in the supply or quality of programming; an increase in the cost of programming; an increase in the preference among Hispanics for English-language programming; the need for any unanticipated expenses; competitive pressures from other broadcasters and other entertainment and news media; potential impact of new technologies; our pending trial with Televisa with respect to Internet issues; unanticipated interruption in our broadcasting for any reason, including acts of terrorism; our ability to access our remaining holdings in the Reserve Primary Fund and a failure to achieve profitability, growth or anticipated cash flows from acquisitions.

Actual results may differ materially due to these risks and uncertainties as well as those described in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking information contained in this press release.

PRESS RELEASE	Page 5 of 9

RECONCILIATION OF ADJUSTED OPERATING INCOME BEFORE DEPRECIATION AND AMORTIZATION TO NET LOSS

The Company uses the key indicator of OIBDA to evaluate the Company’s operating performance, for planning and forecasting future business operations, and except as described below, for reporting under its bank credit agreement. This indicator is presented on an adjusted basis consistent with the definition in the Company’s bank credit agreement governing its senior secured credit facilities to exclude certain expenses. However, the Company’s key indicator of OIBDA excludes the benefit for certain income taxes which are included in calculating adjusted OIBDA under the Company’s bank credit agreement. The bank credit agreement also allows the Company to make certain pro forma adjustments for purposes of calculating certain financial covenants, some of which would be applied to OIBDA. None of these pro forma adjustments are made to OIBDA for purposes other than reporting under the bank credit agreement.

OIBDA is not, and should not be used as, an indicator of or alternative to operating income (loss) or net loss as reflected in the consolidated financial statements. It is not a measure of financial performance under U.S. generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Since the definition of OIBDA may vary among companies and industries it should not be used as a measure of performance among companies.

The tables below set forth a reconciliation of OIBDA to operating income (loss) for each segment and consolidated net loss, which are the most directly comparable GAAP financial measures.

Unaudited	Three Months Ended March 31, 2009
In millions	Consolidated	Television	Radio	Internet
OIBDA	$153.8	$145.1	$10.3	$(1.6)
Depreciation and amortization	33.6	29.5	2.1	2.0
Impairment loss	2.1	2.1	—	—
Televisa settlement and related charges	6.0	6.0	—	—
Merger-related expenses	0.1	0.1	—	—
Restructuring and related charges	0.2	0.2	—	—
Other[2]	9.1	9.1	—	—

Operating income (loss)	$102.7	$98.1	$8.2	$(3.6)

Unaudited In millions	Three Months Ended March 31, 2009

Operating income	$102.7
Other (income) expense:
Interest expense	157.1
Interest income	(2.7)
Loss on investments	19.8
Amortization of deferred financing costs	11.6
Loss on sale of receivables	16.6
Interest rate swap expense	2.4
Equity income in unconsolidated subsidiaries and other	(0.9)

Loss from continuing operations before income taxes	(101.2)
Benefit for income taxes	(46.9)

Loss from continuing operations	(54.3)
Loss from discontinued operations, net of income taxes	(0.9)

Net loss	$(55.2)

[2]	Other includes management fee of $5.0 million, business optimization expense, share-based compensation, sponsor expense and letter of credit fees.

PRESS RELEASE	Page 6 of 9

Unaudited	Three Months Ended March 31, 2008
In millions	Consolidated	Television	Radio	Internet
OIBDA	$148.6	$126.6	$22.5	$(0.5)
Depreciation and amortization	28.1	24.0	2.1	2.0
Televisa settlement and related charges	5.5	5.5	—	—
Impairment loss	115.1	55.5	59.6	—
Merger- related expenses	0.5	0.5	—	—
Restructuring and related charges	5.6	5.6	—	—
Other[3]	9.4	9.0	0.4	—

Operating (loss) income	$(15.6)	$26.5	$(39.6)	$(2.5)

Unaudited In millions	Three Months Ended March 31, 2008
Operating loss	$(15.6)
Other (income) expense:
Interest expense	184.8
Interest income	(1.6)
Loss on investments	17.2
Amortization of deferred financing costs	12.1
Equity income in unconsolidated subsidiaries and other	(1.1)

Loss from continuing operations before income taxes	(227.0)
Benefit for income taxes	(63.0)

Loss from continuing operations	(164.0)
Loss from discontinued operation, net of income taxes	(2.2)

Net loss	$(166.2)

[3]

Other includes management fee of $2.9 million, business optimization expense, share-based compensation, an asset impairment charge, sponsor expense and a purchase accounting adjustment related to leases.

PRESS RELEASE	Page 7 of 9

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share and per-share data)

	March 31, 2009	December 31, 2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$473.1	$692.8
Short-term investment fund	43.0	67.6
Accounts receivable, net	130.3	402.3
Program rights and prepayments	31.0	19.9
Deferred tax assets	43.6	43.7
Prepaid expenses and other	45.4	45.6

Total current assets	766.4	1,271.9
Property and equipment, net	620.6	631.7
Intangible assets, net	4,083.9	4,096.4
Goodwill	4,886.5	4,886.5
Deferred financing costs	198.4	207.6
Program rights and prepayments	52.1	61.3
Investments	33.5	54.6
Other assets	39.8	37.6

Total assets	$10,681.2	$11,247.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$140.2	$167.3
Deferred advertising revenue	92.4	94.3
Income taxes payable	3.3	3.8
Accrued interest	59.3	78.9
Accrued license fees	20.2	26.8
Program rights obligations	11.1	12.9
Interest rate swap liability	39.1	49.1
Current portion of long-term debt and capital lease obligations	6.0	391.1

Total current liabilities	371.6	824.2
Long-term debt	10,179.9	10,181.3
Capital lease obligations	37.1	38.5
Program rights obligations	9.5	10.2
Deferred tax liabilities	797.8	824.6
Interest rate swap liability	178.1	193.1
Deferred advertising revenue	537.1	554.6
Other long-term liabilities	107.6	120.9

Total liabilities	12,218.7	12,747.4

Stockholders’ equity:
Common stock, $0.01 par value; 100,000 shares authorized in 2009 and 2008; 1,000 shares issued and outstanding at March 31, 2009 and December 31, 2008	—	—
Additional paid-in-capital	3,982.0	3,981.0
Accumulated deficit	(5,430.4)	(5,375.2)
Accumulated other comprehensive loss	(89.1)	(105.6)

Total stockholder’s deficit	(1,537.5)	(1,499.8)

Total liabilities and stockholder’s equity	$10,681.2	$11,247.6

PRESS RELEASE	Page 8 of 9

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in millions)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Net revenue	$410.3	$466.4
Direct operating expenses	140.7	176.4
Selling, general and administrative expenses	124.9	150.8
Impairment loss	2.1	115.1
Merger-related expenses	0.1	0.5
Restructuring and related charges	0.2	5.6
Televisa settlement and related charges	6.0	5.5
Depreciation and amortization	33.6	28.1

Operating income (loss)	102.7	(15.6)
Other expense (income):
Interest expense	157.1	184.8
Interest income	(2.7)	(1.6)
Loss on investments	19.8	17.2
Amortization of deferred financing costs	11.6	12.1
Loss on sale of receivables	16.6	—
Interest rate swap expense	2.4	—
Equity income in unconsolidated subsidiaries and other	(0.9)	(1.1)

Loss from continuing operations before income taxes	(101.2)	(227.0)
Benefit for income taxes	(46.9)	(63.0)

Loss from continuing operations	(54.3)	(164.0)
Loss from discontinued operations, net of income taxes	(0.9)	(2.2)

Net loss	$(55.2)	$(166.2)

PRESS RELEASE	Page 9 of 9

UNIVISION COMMUNICATIONS INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited and in millions)

	Three Months Ended March 31, 2009	Three Months Ended March 31, 2008
Cash flows from operating activities:
Net loss	$(55.2)	$(166.2)
Loss from discontinued operation	(0.9)	(2.2)

Loss from continuing operations	(54.3)	(164.0)
Adjustments to reconcile net loss from continuing operations to net cash provided by (used in) operating activities:
Depreciation	21.1	15.4
Amortization of intangible assets	12.5	12.7
Amortization of deferred financing costs	11.6	12.1
Deferred income taxes	(46.7)	(63.0)
Loss on investments	19.8	17.2
Televisa advertising revenue	(14.9)	—
Interest rate swap expense	2.4	—
Impairment losses	2.1	115.1
Share-based compensation	1.0	1.6
Other non-cash items	1.7	(1.0)
Changes in assets and liabilities:
Accounts receivable, net	272.0	61.3
Program rights and prepayments	(2.0)	(5.7)
Prepaid expenses and other	(2.3)	0.5
Accounts payable and accrued liabilities	(29.1)	(24.5)
Income taxes payable	(0.6)	(0.7)
Accrued interest	(19.6)	(46.7)
Accrued license fees	(6.6)	(2.1)
Program rights obligations	(2.5)	0.7
Deferred advertising revenue	(7.4)	—
Other long-term liabilities	(5.5)	1.2
Other	(2.8)	(0.3)

Net cash provided by (used in) operating activities from continuing operations	149.9	(70.2)
Net cash used in operating activities from discontinued operation	—	(8.2)

Net cash provided by (used in) operating activities	149.9	(78.4)

Cash flows from investing activities:
Short-term investment fund	24.6	—
Acquisition of radio station	—	(19.0)
Proceeds from sale of investments	2.2	10.4
Capital expenditures	(9.7)	(10.6)
Other, net	0.1	—

Net cash provided by (used in) investing activities from continuing operations	17.2	(19.2)
Net cash provided by (used in) investing activities from discontinued operation	—	—

Net cash provided by (used in) investing activities	17.2	(19.2)

Cash flows from financing activities:
Repayment of current portion of long-term debt	(386.8)	(1.3)

Net cash used in financing activities from continuing operations	(386.8)	(1.3)
Net cash used in financing activities from discontinued operation	—	—

Net cash used in financing activities	(386.8)	(1.3)

Net decrease in cash and cash equivalents	(219.7)	(98.9)
Cash and cash equivalents, beginning of period	692.8	226.2

Cash and cash equivalents, end of period	$473.1	$127.3

Supplemental disclosure of cash flow information:
Interest paid	$177.0	$234.9
Income taxes paid	$9.2	$0.3